Exhibit (a)(1)(E)
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.
Notice of Guaranteed Delivery
For the Tender of American Depositary Shares
of
Portugal Telecom, SGPS, S.A.
(CUSIP: 737273102; ISIN: PTPTC0AM0009)
Pursuant to the Offer to Purchase dated January 16, 2007
by
Sonae, SGPS, S.A.,
Sonaecom, SGPS, S.A.,
and
Sonaecom B.V.
THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:30 A.M., NEW YORK CITY TIME, ON FRIDAY, MARCH 9, 2007, UNLESS THE U.S. OFFER IS EXTENDED.
      As set forth under “The U.S. Offer — Section 7. Procedure for Tendering Shares — ADSs” in the Offer to Purchase dated January 16, 2007 (the “Offer to Purchase”), this Notice of Guaranteed Delivery or one substantially equivalent hereof must be used to tender American Depositary Shares (“ADSs”) of Portugal Telecom SGPS, S.A., a sociedade anónima organized under the laws of Portugal, pursuant to the U.S. Offer (as defined below) if the American Depositary Receipts (“ADRs”) representing such ADSs are not immediately available, or time will not permit your ADRs evidencing the ADSs and other required documents to reach Mellon Investor Services LLC, the U.S. Tender Agent, on or prior to the Expiration Date or if the procedure for book-entry transfer cannot be completed on or prior to the Expiration Date. This Notice of Guaranteed Delivery, properly completed and duly executed (including the signature guarantee by an Eligible Institution (as defined below) in the form set forth hereinafter), may be delivered by hand or transmitted by facsimile transmission or mailed to the U.S. Tender Agent. If a message is transmitted through DTC pursuant to which the participant agrees to be bound by the terms set forth herein, an Agent’s Message must be delivered. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Offer to Purchase.
The U.S. Tender Agent for the U.S. Offer is:
MELLON INVESTOR SERVICES LLC

By Mail:	By Hand:	By Overnight:
Reorganization Department PO Box 3301 South Hackensack, NJ 07606 Attn: Reorganization Department	Reorganization Department 120 Broadway, 13th Floor New York, NY 10271 Attn: Reorganization Department	Reorganization Department 480 Washington Blvd. Mail Drop — Reorg Jersey City, NJ 07310 Attn: Reorganization Department, 27th Floor
By Facsimile Transmission:
(Eligible Institutions Only)
(201) 680-4626
Confirm by Telephone
(201) 680-4860

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE ADS LETTER OF TRANSMITTAL.
      IN THE CASE OF ADSs HELD THROUGH DTC (AS DEFINED IN THE OFFER TO PURCHASE), THE NOTICE OF GUARANTEED DELIVERY MAY BE DELIVERED TO THE U.S. TENDER AGENT BY A PARTICIPANT IN DTC’S SYSTEM VIA THE BOOK-ENTRY CONFIRMATION SYSTEM. PORTUGAL TELECOM ORDINARY SHARES MAY NOT BE TENDERED BY MEANS OF THIS NOTICE OF GUARANTEED DELIVERY.
Ladies and Gentlemen:
      The undersigned hereby tenders to Sonae SGPS, S.A., a sociedade anónima organized under the laws Portugal, Sonaecom, SGPS, S.A., a sociedade anónima organized under the laws of Portugal, and Sonaecom B.V., a private limited company organized under the laws of the Netherlands and a wholly-owned subsidiary of Sonaecom, SGPS, S.A., upon the terms and subject to the conditions set forth in the Offer to Purchase and the related ADS Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “U.S. Offer”), receipt of each of which is hereby acknowledged, the number of ADSs specified below pursuant to the guaranteed delivery procedure described in the Offer to Purchase under “The U.S. Offer — Section 7. Procedure for Tendering PT Shares — ADSs”.

Names(s) of Record Holder(s)	Number of Portugal Telecom ADSs Tendered

ADR Nos. (if available)

Address(es)	If ADSs will be delivered by book-entry transfer:

Zip Code	Name of Tendering Institution

(Area Code) Telephone No.	DTC Participant Number

X	Transaction Code Number

X

Signature(s) of Record Holder(s)	Dated: ------------------------------------------ , 2007

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
      The undersigned, a financial institution which is a participant in the Securities Transfer Agents Medallion Program, or an “eligible guarantor institution” as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each an “Eligible Institution” and collectively, “Eligible Institutions”), hereby (a) guarantees the above named person(s) “own(s)” the ADSs tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender complies with Rule 14e-4 and (c) guarantees that it will deposit with the U.S. Tender Agent, at one of its addresses set forth above, the ADRs representing the ADSs tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such ADSs into the U.S. Tender Agent’s account at the DTC, together with a properly completed and duly executed ADS Letter of Transmittal (or a facsimile thereof with an original signature) or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of an ADS Letter of Transmittal, with any required signature guarantees and any other documents require by the ADS Letter of Transmittal, all within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.
      The Eligible Institution that completes this form must communicate the guarantee to the U.S. Tender Agent and must deliver the ADS Letter of Transmittal and ADRs evidencing the ADSs and/or any other required documents to the U.S. Tender Agent within the time period described above. Failure to do so may result in financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address	Name (please print)

Zip Code	Title

(Area Code) Telephone No.	Dated: ------------------------------------------ , 2007
NOTE: DO NOT SEND ADRs EVIDENCING ADSs WITH THIS NOTICE OF GUARANTEED DELIVERY. ADRs EVIDENCING ADSs SHOULD BE SENT WITH YOUR ADS LETTER OF TRANSMITTAL.

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